Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 20, 2026, with respect to the financial statements of Game Your Game, Inc. for the year ended December 31, 2025 included in the Registration Statement on Form S-1 [File No. 333-296763].

/s/ CBIZ CPAs P.C.

New York, New York
August 21, 2026